Exhibit 99.1

FOR IMMEDIATE RELEASE

RCS Capital Corporation Completes Acquisition of Girard Securities

Acquisition Adds 250 Financial Advisors and Increases Assets Under Administration by $10 Billion

Cetera Financial Group Grows to 9,559 Financial Advisors with $236 Billion Assets Under Administration

NEW YORK, NEW YORK, March 19, 2015 – RCS Capital Corporation (“RCS Capital”) (NYSE: RCAP), announced today that on March 18, 2015, it closed its previously announced acquisition of independent broker-dealer Girard Securities, Inc. (“Girard”). Girard has over $10 billion of assets under administration and 250 financial advisors, bringing Cetera Financial Group’s total assets under administration to $236 billion and nearly 9,600 total financial advisors. The acquisition of Girard completes all of RCS Capital’s pending acquisitions and brings to eleven the number of independent broker-dealers that comprise Cetera Financial Group, RCS Capital’s Retail Advice platform.

Michael Weil, RCS Capital’s Chief Executive Officer, commented, “This transaction underscores our focus on expanding our Retail Advice platform by acquiring quality and established independent broker-dealers. In conjunction with organic growth and continued recruiting, this is an excellent example of RCS Capital's ability to identify opportunistic acquisitions of independent broker-dealers as key drivers of our growth. The acquisition positions Cetera Financial Group to benefit from the anticipated long-term growth of the economy and rising interest rates with the addition of $10 billion in assets under administration. We believe our ability to enable financial advisors and firms access to our existing infrastructure and unlock value through the benefits of scale and enhanced technology continues to resonate as an industry leading value proposition. We look forward to welcoming Girard's experienced and dedicated financial advisors to the Cetera Financial Group family.”

Lawrence “Larry” Roth, Chief Executive Officer of Cetera Financial Group, added, “After a long relationship with Richard Woltman, Susie Woltman Tietjen and their team, we are pleased to be partners in growing the preeminent independent retail advice business. We believe that this acquisition positions Cetera Financial Group to take advantage of the growing demand for independent financial advice with the addition of Girard Securities’ financial advisors. Under Susie’s leadership, Girard has been on the cutting edge of delivering leading solutions to financial advisors including enhanced offerings in the area of fee-based asset management planning. The Girard team complements our advisor- and client-focused culture and we look forward to working with their advisors to bring customized and comprehensive financial solutions to the growing number of Americans looking for independent financial advice.”

“Our financial advisors are excited to join the Cetera Financial Group family of broker-dealers,” said Susie Woltman Tietjen, Chairman and Chief Executive Officer of Girard. “We expect this transaction will allow us to benefit from RCS Capital's scope and scale to deliver greater benefits to our clients, including access to a diversified portfolio of investment and wealth-planning solutions.”

Girard joins the ten other independent broker-dealer firms that comprise Cetera Financial Group, RCS Capital’s independent retail advice platform, which includes Cetera Advisors, Cetera Advisor Networks, Cetera Financial Institutions, Cetera Financial Specialists, First Allied Securities, The Legend Group, Investors Capital Corporation, J.P. Turner & Company, Summit Brokerage Services and recently acquired VSR Financial Services.

About RCS Capital

RCS Capital Corporation (NYSE: RCAP) is a full-service investment firm expressly focused on the individual retail investor. With operating subsidiaries including retail advice services, wholesale distribution, investment banking, capital markets, investment research, investment management and crowdfunding, RCS Capital's business is designed to capitalize, support, grow and maximize value for the investment programs it distributes and the independent advisors and clients it serves. Additional information about RCS Capital can be found on its website at www.rcscapital.com. RCS Capital may disseminate information about itself, including the results of its operations and financial information, via social media platforms such as Facebook, LinkedIn and Twitter.

Important Notice

The statements in this press release include statements regarding the intent, belief or current expectations of RCS Capital and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should,” “look forward” or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements due to certain factors, including RCS Capital’s ability to integrate businesses it has acquired in recent and pending acquisitions with its previously existing businesses. Additional factors that may affect future results are contained in RCS Capital's filings with the SEC, which are available at the SEC's website at www.sec.gov. Further, forward-looking statements speak only as of the date they are made, and RCS Capital undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Media Inquiries:	Investor Inquiries:
Jonathan Keehner Mahmoud Siddig Joele Frank, Wilkinson Brimmer Katcher jKeehner@joelefrank.com msiddig@joelefrank.com (212) 355-4449	Andrew G. Backman Managing Director Investor Relations and Public Relations RCS Capital Corporation ABackman@rcscapital.com (917) 475-2135	Brian D. Jones Chief Financial Officer RCS Capital Corporation BJones@rcscapital.com (646) 937-6903